Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 13, 2008, relating to the financial statements and financial highlights appearing in the December 31, 2007 Annual Reports to Shareholders of the Madison Mosaic Equity Trust, including the Investors Fund, Balanced Fund, Mid-Cap Fund, Disciplined Equity Fund and Madison Institutional Equity Option Fund, which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered Public Accounting Firm" in the Statement of Additional Information.

(signature)

GRANT THORNTON LLP

Chicago, Illinois

May 1, 2008